AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
GUOJIANG CULTRUAL INDUSTRY US. INC.,

PURSUANT TO SECTIONS 78.380 AND 78.390 OF THE NEVADA REVISED STATUTES

Guojiang Cultural Industry US. Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), hereby certifies as follows:

1. The name of the Corporation is Guojiang Cultural Industry US, Inc., and the original Articles of Incorporation of the Corporation was filed with the Secretary of State of the State of Nevada on December 19, 2018.

2. These Amended and Restated Articles of Incorporation, which amend the provisions of the Articles of Incorporation, as heretofore amended, have been duly adopted by the Board of Directors of the Corporation and by action by written consent of the stockholders of the Corporation in lieu of a meeting, in accordance with the provisions of Section 78.320 of the Nevada Revised Statutes ("N.R.S.") and, upon filing with the Secretary of State of the State of Nevada in accordance with Section 78.320 of the N.R.S., shall thenceforth supersede the original Articles of Incorporation, as heretofore amended, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Articles of Incorporation of the Corporation.

3. The text of the Articles of Incorporation, as heretofore amended, is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the corporation is GJ Culture Group US, Inc. (the **"Corporation"**).

ARTICLE II

The name and address of the Corporation's commercial registered agent in the State of Nevada is Vcorp Services, LLC, 701 S. Carson Street, Suite 200, Carson City, 89701.

ARTICLE III

The Corporation may engage in any lawful activity.

ARTICLE IV

A. Classes of Stock. The total number of shares which the Corporation is authorized to issue is 350,000,000 shares having a par value of $0.0001 per share, divided into two series or classes of shares, designated "**Common Stock**" and "**Preferred Stock**". 320,000,000 shares of Common Stock, par value $0.0001 per share, and 30,000,000 shares shall be Preferred Stock, par

value $0.0001 per share. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders representing a majority of the voting power of the issued and outstanding shares of Common Stock of the Corporation, voting together as a single class; provided that, should any Preferred Stock be outstanding, the affirmative vote of holders representing a majority of the Preferred Stock shall also be required to increase the authorized number of Preferred Stock, to issue additional Preferred Stock of any class or series or to create a new class of shares having preferences over or on parity with the Preferred Stock.

B. Rights, Preferences, Privileges and Restrictions of Preferred Stock. The Preferred Stock authorized by these Amended and Restated Articles of Incorporation may be issued from time to time in one or more series. The Corporation's Board of Directors (the **"Board of Directors"**) hereby is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed on each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or any series thereof in Certificates of Designation or in these Amended and Restated Articles of Incorporation (**"Protective Provisions"**), but notwithstanding any of the other rights of the Preferred Stock or any series thereof, the rights, preferences, privileges and restrictions of any series of Preferred Stock may be subordinated to, *pari passu* with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent) or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions (if any), the Board of Directors also is authorized to increase or decrease the number of shares of any series of Preferred Stock, before or after the issuance of such series, but not below the number of shares of such series then outstanding. In case the number of shares of any series is so decreased, the shares constituting such decrease shall resume the status that they had before the adoption of the resolution originally fixing the number of shares of such series.

C. Common Stock.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Subject to the rights of, and upon the completion of any distribution that may be required with respect to, any series of Preferred Stock that from time to time may come into existence, upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed among the holders of Common Stock *pro rata* based on the number of shares of Common Stock held by each.

3. Redemption. The Common Stock is not redeemable.

4. Voting Rights. The holder of each share of Common Stock shall have the right to one (1) vote for each such share, shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE V

The Board of Directors is authorized, from time to time, to create and issue, whether or not in connection with the issuance and sale of any of the stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

(b) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from any other stock or other securities of the Corporation.

(c) Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

(d) Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

(e) Provisions that permit the Corporation to redeem or exchange such rights.

(f) The appointment of a rights agent with respect to such rights.

ARTICLE VI

The governing board of the Corporation shall be styled as a **"Board of Directors,"** and any member of such Board of Directors shall be styled as a **"director."** The number of members constituting the first Board of Directors of the Corporation is four (4), and the name and address of each such member is as follows:

Name	Title	Address
Sanjun Kuang	Chairman	Room 1702, No.32, Lane 60, Handan Road, Yangpu District, Shanghai, P.R.China
Meisang Hu	Director	Room 1101, No.6 Building, Fucheng International Apartment, No.18 Jincheng Road,Fuyang District, Hangzhou, Zhejiang, P.R.China
Huawei Li	Director	Room 161-1601, Baoli Xitangyue, Hongfu Road, Xitang Town, Jiaxing City, Zhejiang Province, P.R.China
Jonathan Ginsberg	Director	4125 Blackhawk Plaza Circle, Suite 166, Danville, CA 94506

The number of directors of the Corporation may be fixed and increased or decreased in the manner provided in the Bylaws of the Corporation, provided that the number of directors shall never be less than one (1). In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote that are not filled by such stockholders, may be filled by the remaining directors, though less than a quorum. Notwithstanding the foregoing, whenever the holders of any one or more series of shares of Preferred Stock issued by the Corporation have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Amended and Restated Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to **Article IV(B)** hereof.

ARTICLE VII

The personal liability of the directors and officers of the Corporation hereby is eliminated to the fullest extent permitted by Nevada Revised Statutes, Chapter 78, as the same exists or hereafter may be amended. No director or officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Nevada Revised Statutes Section 78.300. No amendment, modification or repeal of this **Article VII** applies to or has any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any act or omission of such director or officer having occurred before such amendment, modification or repeal, except as otherwise required by law.

ARTICLE VIII

The Corporation shall, to the fullest extent permitted by the laws of the State of Nevada, as the same exist or hereafter may be amended (but in the case of such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights

than such laws permitted the Corporation to provide before such amendment), indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a **"Proceeding"**), by reason of the fact that such person or a person for whom such person is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer of the Corporation or at the request of the Corporation as a director, officer, manager or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, against and from all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this **Article VIII** or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith. The Corporation may, by action of the Board of Directors or through the adoption of Bylaws, provide indemnification to employees and agents of the Corporation, and to persons who are serving or did serve at the request of the Corporation as an employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, with the same scope and effect as provided to the directors and officers of the Corporation pursuant to the foregoing provisions of this **Article VIII**.

The indemnification provided for herein shall not be deemed exclusive of any other right to which a person indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions of such person in such person's official capacity and as to actions of such person in another capacity while holding such office. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, against any liability asserted against such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Nevada Revised Statutes, Chapter 78. The expenses of any director or officer, current or past, incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such action, suit or proceeding upon the Corporation's receipt of an undertaking by or on behalf of such current or past director or officer to repay the Corporation for all of such expenses if it ultimately is determined by a court of competent jurisdiction that such current or past director or officer is not entitled to be indemnified by the Corporation. The indemnification provided for herein shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, or who has ceased to serve at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, and shall inure to the benefit of such person's heirs, executors and administrators. No amendment, modification or repeal of this **Article VIII** applies to or has any effect on any right or protection of any

director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, manager, trustee, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, existing at the time of such amendment, modification or repeal.

ARTICLE IX

In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by Nevada Revised Statutes, Chapter 78 or other statutes or laws of the State of Nevada, the Board of Directors is expressly authorized: (i) to make, adopt, amend, alter or repeal the Bylaws of the Corporation, except as and to the extent otherwise provided in such Bylaws; (ii) from time to time to adopt Bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as the Board of Directors deems expedient and in the best interests of the Corporation and to the extent permitted by law; and (iii) to fix and determine designations, preferences, privileges, rights and powers, and relative, participating, optional or other special rights, qualifications, limitations or restrictions, on the capital stock of the Corporation as provided by Nevada Revised Statutes Section 78.195, unless otherwise provided herein.

ARTICLE X

Unless the Corporation consents in writing to the selection of an alternative forum, the District Courts of the State of Nevada shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or other agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of Title 7 of the Nevada Revised Statutes or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to such District Courts having personal jurisdiction over the indispensable parties named as defendants therein.

ARTICLE XI

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and executed these Amended and Restated Articles of Incorporation on this February 6, 2019.

Huawei Li

Huawei Li, Secretary